SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2011
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DENDREON CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	000-30681	22-3203193
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

3005 First Avenue
Seattle, Washington
98121
(Address of principal executive offices) (zip code)

(206) 256-4545
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

    Item 8.01.  Other Events.

    On June 29, 2011, Dendreon Corporation (the “Company”) announced that the U.S. Food and Drug Administration approved its immunotherapy manufacturing facility in Seal Beach, California for the commercial manufacture of PROVENGE® (sipuleucel-T), allowing the Company to increase the nationwide availability of PROVENGE to help meet the needs of patients with asymptomatic or minimally symptomatic metastatic castrate resistant (hormone refractory) prostate cancer. See attached Exhibit 99.1 for the full text of the press release.

    On June 30, 2011, the Company announced that the Centers for Medicare and Medicaid Services issued a final National Coverage Decision for PROVENGE requiring Medicare contractors to cover the use of PROVENGE for the treatment of on label patients, standardizing the coverage processes nationwide for all Medicare patients to receive such treatment and providing local Medicare Administrative Contractors specific criteria, consistent with the label, on how PROVENGE should be covered.  PROVENGE was also issued a product specific Q-code effective July 1, 2011, which allows for electronic submission of claims and is expected to accelerate time to payment for physicians.  See attached Exhibit 99.2 for the full text of the press release.

    Item 9.01. Financial Statements and Exhibits.

       (d)      Exhibits

    99.1    Dendreon Corporation press release dated June 29, 2011.

    99.2    Dendreon Corporation press release dated June 30, 2011.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDREON CORPORATION

	By:	/s/ Gregory T. Schiffman
Gregory T. Schiffman
Executive Vice President, Chief Financial Officer and Treasurer
Date: July 1, 2011